Exhibit 99.1

ResCare Reports Second Quarter 2008 Results

Results Reflect Previously Announced Increase in Litigation Reserves

Company Provides Guidance for Balance of 2008

LOUISVILLE, Ky.--(BUSINESS WIRE)--ResCare (NASDAQ: RSCR) today announced results for the second quarter and six months ended June 30, 2008.

Second Quarter 2008 Financial Highlights

Consolidated revenues for the second quarter of 2008 increased 6.2% over the prior year period to $385.4 million. The Company reported a loss from continuing operations of $1.6 million, or $0.06 per diluted common share, which included a charge of $24.4 million ($14.9 million, net of tax, or $0.45 per diluted common share). This charge resulted from the previously announced increase in legal reserves for adverse developments in four lawsuits. Income from continuing operations for the second quarter of 2007 was $10.3 million, or $0.31 per diluted common share.

Ralph G. Gronefeld, Jr., president and chief executive officer, said, “I am pleased with our core operating results during the quarter as we achieved revenue growth in virtually all of our business segments with significant contribution from our Employment Training Services unit, driven by performance incentives and new contracts. Although the legal charge had a negative impact on the second quarter 2008 results, the lawsuits do not affect core business operations or our acquisition strategy. Thanks to the strength of our operations’ leadership and commitment from our employees, our underlying business fundamentals were positive in the second quarter, despite a weak economic environment nationally.”

In closing, Mr. Gronefeld added, “We will continue to invest in our service lines through strategic acquisitions to build our core businesses such as the acquisition of Caregivers Home Health, which closed in early July 2008.”

Guidance for Balance of 2008

The Company is providing guidance for the second half of 2008 for diluted earnings per common share from continuing operations in a range of $0.70 to $0.74 and revenues of $790 million to $825 million. The guidance assumes no reimbursement rate changes for the balance of 2008.

A listen-only simulcast of ResCare’s second quarter 2008 conference call will be available on-line at www.rescare.com on August 8, 2008, beginning at 9:00 a.m. Eastern Time and a replay available at 11:00 a.m. Eastern Time.

ResCare, with nearly 35 years of experience helping people reach their highest level of independence, is one of the largest providers of home care to the elderly and those with disabilities. It also offers residential and support services to people with intellectual and developmental disabilities and provides education, vocational training and job placement for people of all ages and skill levels. Based in Louisville, Kentucky, ResCare and its more than 44,000 dedicated employees serve daily more than 65,000 people in 38 states, Washington, D.C., Puerto Rico and in a growing number of international locations. For more information about ResCare, please visit the Company’s website at www.rescare.com.

From time to time, ResCare makes forward-looking statements in its public disclosures, including statements relating to expected financial results, revenues that might be expected from new or acquired programs and facilities, its development and acquisition activities, reimbursement under federal and state programs, financing plans, compliance with debt covenants and other risk factors, and various trends favoring privatization of government programs. In ResCare’s filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause its actual results to differ materially from those anticipated in forward-looking statements. Please refer to the discussion of those factors in the Company’s filed reports. Statements related to expected financial results are as of this date only, and ResCare does not assume any responsibility to update these statements.

RESCARE, INC. Unaudited Financial Highlights (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Income Statement Data:
Revenues	$385,378	$363,023	$760,777	$701,518
Facility and program expenses (1)	368,762	327,871	705,937	632,613
Facility and program contribution	16,616	35,152	54,840	68,905
Corporate general and administrative (1)	14,682	14,092	29,257	27,063
Operating income	1,934	21,060	25,583	41,842
Interest expense, net	4,503	4,835	9,097	9,372
(Loss) income from continuing operations before income taxes	(2,569)	16,225	16,486	32,470
Income tax (benefit) expense	(1,000)	5,946	5,955	11,900
(Loss) income from continuing operations	(1,569)	10,279	10,531	20,570
Loss from discontinued operations, net of taxes	(103)	(123)	(157)	(262)

Net (loss) income	(1,672)	10,156	10,374	20,308
Net income attributable to preferred shareholders	—	1,467	1,496	2,918
Net (loss) income attributable to common shareholders	$(1,672)	$8,689	$8,878	$17,390

Basic (loss) earnings per common share:
From continuing operations	$(0.06)	$0.31	$0.32	$0.63
From discontinued operations	(0.00)	(0.00)	(0.01)	(0.01)
Basic (loss) earnings per common share	$(0.06)	$0.31	$0.31	$0.62

Diluted (loss) earnings per common share:
From continuing operations	$(0.06)	$0.31	$0.32	$0.62
From discontinued operations	(0.00)	(0.01)	(0.01)	(0.01)
Diluted (loss) earnings per common share	$(0.06)	$0.30	$0.31	$0.61

Weighted average number of common shares:
Basic	28,466	28,180	28,401	28,143
Diluted	28,466	28,499	28,531	28,495

(1) The Company recorded share-based compensation expense of $1.1 million ($0.03 per diluted common share) and $2.8 million ($0.05 per diluted common share) for the three months ended June 30, 2008 and 2007, respectively. Of the $1.1 million for the three months ended June 30, 2008, the Company included $0.6 million in corporate general and administrative expenses and $0.5 million in facility and program expenses. Of the $2.8 million recorded for the three months ended June 30, 2007, the Company included $1.7 million in corporate general and administrative expenses and $1.1 million in facility and program expenses. The Company recorded share-based compensation expense of $2.2 million ($0.04 per diluted common share) and $4.4 million ($0.08 per diluted common share) for the six months ended June 30, 2008 and 2007, respectively. Of the $2.2 million for the six months ended June 30, 2008, the Company included $1.1 million in corporate general and administrative expenses and $1.1 million in facility and program expenses. Of the $4.4 million recorded for the six months ended June 30, 2007, the Company included $2.5 million in corporate general and administrative expenses and $1.9 million in facility and program expenses.

RESCARE, INC. Unaudited Financial Highlights (continued) (In thousands)

	June 30, 2008	Dec. 31, 2007
Balance Sheet Data:
ASSETS
Cash and cash equivalents	$21,207	$10,809
Accounts receivable, net	219,952	206,529
Other current assets	48,207	42,234
Total current assets	289,366	259,572
Property and equipment, net	83,760	83,336
Goodwill	454,578	443,623
Other assets	59,476	48,012
	$887,180	$834,543

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$173,329	$150,025
Other long-term liabilities	64,919	57,158
Long-term debt	230,412	220,491
Shareholders’ equity	418,520	406,869
	$887,180	$834,543

RESCARE, INC. Unaudited Financial Highlights (continued) (In thousands)

	Six Months Ended June 30,
	2008	2007
Cash Flow Data:
Net income	$10,374	$20,308
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10,843	9,543
Amortization of discount and deferred debt issuance costs	592	537
Impairment charge	—	332
Deferred income taxes	(1,997)	2,530
Excess tax benefits from share-based compensation	(851)	(1,291)
Provision for losses on accounts receivable	3,519	2,934
Share-based compensation	2,233	4,372
Gain on sale of assets	(49)	(111)
Changes in operating assets and liabilities	6,977	(3,773)
Cash provided by operating activities	31,641	35,381

Cash flows from investing activities:
Proceeds from sale of assets	535	381
Purchases of property and equipment	(9,383)	(11,160)
Acquisitions of businesses	(20,840)	(30,338)
Cash used in investing activities	(29,688)	(41,117)

Cash flows from financing activities:
Debt borrowings (payments), net	8,172	(963)
Proceeds from sale and leaseback transactions	—	1,669
Debt issuance costs	(98)	—
Excess tax benefits from share-based compensation	851	1,291
Employee withholding payments on share-based compensation	(1,442)	—
Proceeds received from exercise of stock options	962	1,536
Cash provided by financing activities	8,445	3,533
Increase (decrease) in cash and cash equivalents	$10,398	$(2,203)

RESCARE, INC. Unaudited Financial Highlights (continued) (Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Segment Data:
Revenues:
Community Services	$273,728	$266,893	$542,600	$511,502
Job Corps Training Services	40,623	40,873	82,318	82,552
Employment Training Services	58,426	49,522	111,501	96,183
Other	12,601	5,735	24,358	11,281
Consolidated	$385,378	$363,023	$760,777	$701,518

Operating Income:
Community Services (1)	$4,941	$26,706	$34,524	$54,490
Job Corps Training Services	2,777	2,892	5,862	5,809
Employment Training Services	7,292	4,365	12,210	7,435
Other	1,565	1,360	2,400	1,477
Corporate general and administrative	(14,641)	(14,263)	(29,413)	(27,369)
Consolidated (1)	$1,934	$21,060	$25,583	$41,842

Operating Margin:
Community Services (1)	1.8%	10.0%	6.4%	10.7%
Job Corps Training Services	6.8%	7.1%	7.1%	7.0%
Employment Training Services	12.5%	8.8%	11.0%	7.7%
Other	12.4%	23.7%	9.9%	13.1%
Corporate general and administrative	(3.8%)	(3.9%)	(3.9%)	(3.9%)
Consolidated (1)	0.5%	5.8%	3.4%	6.0%

(1) 2008 includes pre-tax charge of $24.4 million, recorded as a result of the Company’s increasing its legal reserves due to adverse developments on four lawsuits.

CONTACT:
ResCare
David W. Miles, 502-394-2137
Chief Financial Officer
or
Derwin A. Wallace, 502-420-2567
Director of Investor Relations